EXHIBIT 3

                                                                          9E-411
                                                            (handwritten number)

                               State of Minnesota
                        Office of the Secretary of State


                     MODIFICATION OF STATUTORY REQUIREMENTS
                            OR AMENDMENT OF ARTICLES

Corporate Name:       IMCRO, Inc.

Date of Adoption of Amendments/Modifications:       October 25, 1999

Effective Date, if any, of Amendments /modifications:        SAME

Amendments/Modifications Approved by Corporate:        Shareholders
                                                       and Directors

Pursuant to the provisions of Minnesota Statutes, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit into the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets, using this format.)

                                ARTICLE 1 - Name

      1.1   The name of the corporation shall be PageLab Network, Inc.

                            ARTICLE 3 - Capital Stock

      3.1 Authorized Shares. The aggregate number of Shares that the corporation has authority to issue shall be Fifty Million (50,000,OOC) shares of which forty million shares shall be deemed to be common stock. The other ten million shares at this time shall have no type, class, or series; but can be designated as to type, class, or series in the future, if need be. All such shares shall not have any par value, except that they shall have a par value of ten thousand of a cent (.0001) per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation, and except that they shall have such par value as may be fixed by the corporation's Board of Directors for the purpose of a statute or regulation requiring the shares of the corporation to have a par value.

                                                                      031633

                                                                (stamped number)

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I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.



                                       Signed: Peter Kisch

                                       Position:      Counsel to

STATE OF MINNESOTA          )          The foregoing instrument was
                            )ss.       acknowledged before me on this____
County of __________________)          day of October              1999
           (Notarial
             Seal)

                                         ---------------------------------------
                                                    (Notary Public)




                               STATE OF MINNESOTA
                               DEPARTMENT OF STATE
                                      FILED
                                   OCT 28 1999
                                 Signed: Mary K.
                               Secretary of State

                                                      See instructions at bottom
                                                      of page for completing
                                                      this form.

                               State of Minnesota
                        Office of the Secretary of State


SEAL

5S - 224

                     MODIFICATION OF STATUTORY REQUIREMENTS
                            OR AMENDMENT OF ARTICLES

                                                                      5313
                                                                (stamped number)

Corporate Name: St. Albans Investment Ventures, Inc.
Date of Adoption of Amendments/Modifications
             February 24, 1989

Effective Date if any, of Amendments/Modifications*
             February 28, 1989

Amendments/Modifications Approved by Corporate: _x_ Shareholders
                                                ___ Incorporators _x_ Directors

Pursuant to the provisions of Minnesota Statutes, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is(are) being amended or added. if the, full text of the amendment will not fit into the space provided, please do not use this form. Instead. retype the amendment on a separate sheet or sheets, using this format.)

                                    ARTICLE 1

         "l.1 The name of the corporation shall be IMCRO, Inc."

*Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign, this document on behalf of the corporation.


                                       Signed: Michael L. Lipschultz

                                       Position:     President

STATE OF MINNESOTA                     The foregoing instrument was acknowledged
                                       before me on this 28th day of February,
                                       1989
County of Hennepin

  (Notarial Seal)       PATTI S. BOLLER
            .......NOTARY PUBLIC - MINNESOTA
                         HENNEPIN COUNTY           (signed) Patti S. Boller

              My Commission Expires Aug. 22, 199                 (Notary Public)

                          INSTRUCTIONS             FOR USE BY SECRETARY OF STATE

1. Type Or print with dark black ink.

2. Filing Fee: $15.00.

3. Make check for the filing fee payable to the          STATE OF MINNESOTA
   Secretary of State.                                  DEPARTMENT OF STATE
                                                                FILED
4. Mail OR bring completed form to:
             Secretary OF State                              FEB 28 1989
             Corporation Division
             180 State Office Building              (signed) Joan Anderson Growe
             St. Paul, MN 55155
             (612) 296-2803                              Secretary of State

5S224
                                                                             795

                            ARTICLES OF INCORPORATION
                                       OF
                      ST. ALBANS INVESTMENT VENTURES, INC.

         The undersigned, being a natural person of full age, for the purpose of forming a corporation under and pursuant to Chapter 302A of Minnesota Statutes, as amended, hereby adopts the following Articles of Incorporation:

                                ARTICLE 1 - NAME

         1.1 The name of the corporation shall be St. Albans Investment Ventures, Inc.

                          ARTICLE 2 - REGISTERED OFFICE

         2.1 The location and office address of the registered office of the corporation in this state shall be 2624 American National Bank Building, St. Paul, Minnesota 55101.

                            ARTICLE 3 - CAPITAL STOCK

         3.1 Authorized Shares. The aggregate number of shares that the corporation has authority to issue shall be Twenty-Five Million (25,000,000) shares of common stock. Such shares shall not have any par value, except that they shall have a par value of one cent ($.01) per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation, and except that they shall have such par value as may be fixed by the corporation's Board of Directors for the purpose of a statute or regulation requiring the shares of the corporation to have a par value.


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


                                                                             796

         3.2 Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of stock of any class or series of the corporation, and rights to purchase securities of the corporation, to such persons, at such time, for such consideration, and upon such terms and conditions as the Board shall determine.

                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1 No Preemptive Rights. No shareholder of the corporation shall have any preemptive right to subscribe for, purchase or acquire any shares of stock of any class or series of the corporation now or hereafter authorized or issued by the corporation.

         4.2 No Cumulative Voting Rights. No shareholder shall have the right to cumulate votes for the election of directors or for any other purpose.

                     ARTICLE 5 - WRITTEN ACTION BY DIRECTORS

         5.1 Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.


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


                                                                             797

                  ARTICLE 6 - LIMITATION OF DIRECTOR LIABILITY

         6.1 A director shall not be personally liable to the corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under Section 302A.251, the Minnesota Business Corporation Act, as the same exists or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          ARTICLE 7 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         7.1 Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.

               ARTICLE 8 - AMENDMENT OF ARTICLES OF INCORPORATION

         8.1 Any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the Affirmative vote of the holders of at least a majority of the


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


                                                                             798

voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

                            ARTICLE 9 - INCORPORATOR

         9.1 The name and post office address of the incorporator are as follows:

         Richard P. Keller       2624 American National Bank Bldg.
                                 St. Paul, Minnesota 55101


                  IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this Fifth day of October, 1987.


         Subscribed and sworn to before me
         this Fifth day of October, 1987.


         Notary Public
                                                   STATE OF MINNESOTA
                                                   DEPARTMENT OF STATE
                                                          FILED

                                                      OCT 5 - 1987

                                              (signed) Joan Anderson Growe

                                                   Secretary of State


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


                                     BY-LAWS

                                       OF

                              PAGELAB NETWORK, INC.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS


1.1 Regular Meetings. Regular meetings of shareholders may be called by the Chief Executive Officer, the Secretary, the Board of Directors, or by shareholder demanded in accordance with Minnesota Statutes Section 302A.431, subdivision 2. No meeting shall be designated a regular meeting unless specifically described as such in the notice of meeting or unless all the shareholders are present in person or by proxy, and none of them objects to this designation.

1.2 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more directors, or by shareholder demand in accordance with Minnesota Statutes, Section 203A.433, subdivision 2.

1.3 Time and Place of Shareholder Meeting. Except as otherwise provided by statute, any meeting of shareholders shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors of the corporation.

1.4 Notice of Shareholder Meeting. Except as otherwise provided by statute, written notice of the date, time, and place of any meeting of shareholders shall be given to every holder of voting shares at such address as appears on the stock book of the corporation at least five days prior to the meeting if by mail, or two days prior to the meeting if by telex, telegram, or in person.

1.5 Voting. Except where a greater percentage is required by statute, the shareholders shall take action by the affirmative vote of the holders of a majority of the votes of the shares present.


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


                                   ARTICLE II

                                    DIRECTORS

2.1 Number, Term of Office. The number of directors of the corporation shall be as determined from time to time by the shareholders. Directors need not be shareholders. Each director shall hold office for an indefinite term, not to exceed five years, that expires at the regular meeting of shareholders next held after the director's election and until a successor is elected and has qualified, or until the earlier death, resignation, removal, or disqualification of the director.

2.2 Removal. The Board of Directors or the shareholders may remove any director of the corporation at any time, for cause or without cause. New directors may be elected at a meeting at which directors are removed.

2.3 Board Meetings, Notice. The Chief Executive Officer (if a director), the Chairman of the Board of Directors (if one is elected) or Directors comprising at least one third of the number of directors then in office may call a Board meeting by giving five days notice if by mail, or two days notice if by telephone, telex, telegram, or in person, to all directors of the day or date and time of the meeting. Meetings of the Board of Directors may be held at the day or date, time, and place, as shall be determined by the Board. If the day or date, time, and place have been announced at a previous meeting of the Board, or if a meeting schedule is adopted by the Board, no notice is required. In absence of a designation by the Board of Directors, Board meetings shall be held at the principal executive offices of the corporation.

2.4 (a) Advance Written Consent or Opposition. Any member of the Board or a committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a director or committee member is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

         (b) Action Without Meeting. Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. An action


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


         requiring shareholder approval required or permitted to be taken at a board meeting may be taken by written action signed by all the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken.


                                   ARTICLE III

                                    OFFICERS

3.1 Election; Term of Office; Removal. The Board of Directors shall elect a Chief Executive Officer and Chief Financial Officer, and may elect such other officers as it may deem necessary for the operation and management of the corporation, each of whom shall have the duties and responsibilities incident to the offices which they hold or as determined by the Board. Officers need not be directors or shareholders. Without limiting the foregoing, the Board may elect a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Secretary and such assistant officers as it may designate with titles to describe their duties, functions or special responsibilities. Officers shall hold office at the will of the Board for an indefinite term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.


                                   ARTICLE IV

                                   AMENDMENTS

4.1 Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes, Section 302A.181, Subdivision 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a Bylaw to increase the number of directors.


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


                                    ARTICLE V

                                 INDEMNIFICATION

5.1 The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Minnesota Statutes, Section 302A.521.